EXHIBIT 3.2
                                     BY-LAWS
                                       OF
                                 CYBERADS, INC.


                                    ARTICLE I
                                    ---------
                             MEETING OF SHAREHOLDERS
                             -----------------------

         Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held during the month of March of each year or at such other time designated by the Board of Directors of the Corporation. Business transacted at the annual meeting shall include the election of directors of the Corporation. If the designated day shall fall on a Saturday, Sunday or legal holiday, then the meeting shall be held on the first business day thereafter.

         Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or Shareholders requesting the meeting shall designate another person to do so.

         Section 3. Place. Meetings of shareholders shall be held at the principal place of business of the Corporation or at such other place as may be designated by the Board of Directors.

         Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Article to each shareholder of record on the new record date entitled to vote at such meeting.



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         Section 6. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

         Section 7. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         Section 8. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date thereof unless otherwise provided in the proxy.

         Section 9. Action by Shareholders Without a Meeting. Any action required by law, these Bylaws, or the Articles of Incorporation of the Corporation to be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, as is provided by law.

                                   ARTICLE II
                                   ----------
                                    DIRECTORS
                                    ---------

         Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

         Section 2. Qualification. Directors need not be residents of Florida or shareholders of the Corporation.

         Section 3. Compensation. The Board of Directors shall have authority to fix the compensation of directors.

         Section 4. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         Section 5. Number of Directors. The Corporation shall have a Board of Directors of such number not less than one (1) nor more than seven (7), as shall be determined and fixed by the shareholders at their annual meeting or at any special meeting of the shareholders called for that purpose or by the directors if the directors determine to adjust the number of persons on the Board of Directors between meetings of shareholders.


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         Section 6. Election and Term. The persons named in the Articles of
Incorporation as the members of the initial Board of Directors shall hold office until the first annual meeting of shareholders, and until their successors shall have been elected and qualified or until their earlier resignation, removal from office or death.

                  At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for a term for which he is elected and until his earlier resignation, removal from office or death.

         Section 7. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancies created by reason of an increase in the number of directors, shall be filled by the affirmative vote of the majority of the directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

         Section 8. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         Section 9. Quorum and Voting. A majority of the number of directors fixed by these By- laws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 10. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as is provided by law.

         Section 11. Place of meeting. Regular and special meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at such other place as may be designated by the President.

         Section 12. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of shareholders and at such other times as the Board of Directors may determine. Written notice of the time and place of meetings of the Board of Directors, other than the regular annual meeting, shall be given to each director by either personal delivery, telegram or cablegram at least three (3) days before the meeting or by notice mailed to the director at least ten (10) days before the meeting.

                  Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened,

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except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

                  Neither the business to be transacted at, or the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                  A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

                  Meetings of the Board of Directors may be called by the President of the Corporation or by any one director. Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Section 13. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

                                   ARTICLE III
                                   -----------
                                    OFFICERS
                                    --------

         Section 1. Officers. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The Board of Directors shall have authority to fix the compensation of officers.

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         Section 2. Duties. The officers of this corporation shall have the following duties:

                  The President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the shareholders and Board of Directors.

                  The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the shareholders and Board of Directors, send all notices of all meetings and perform such other duties as may be prescribed by the Board of Directors or the President.

                  The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

         Section 3. Removal of Officers. An officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment the best interests of the Corporation will be served thereby.

                  Any vacancy in any office may be filled by the Board of Directors.

                                   ARTICLE IV
                                   ----------
                               STOCK CERTIFICATES
                               ------------------

         Section 1. Issuance. Every holder of shares in the Corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

         Section 2. Form. Certificates representing shares in the Corporation shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof.

         Section 3. Transfer of Stock. The Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

         Section 4. Lost, Stolen, or Destroyed Certificates. If the shareholder shall claim to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the Board may reasonably require.

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                                    ARTICLE V
                                    ---------
                                BOOKS AND RECORDS
                                -----------------

         Section 1. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Director and committees of directors.

                  The Corporation shall keep at its registered office or principal place of business a record of its shareholders, giving the names and addresses of all shareholders and the number of the shares held by each.

                  Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

         Section 2. Shareholders' Inspection Rights. Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six (6) months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent (5%) per the outstanding shares of the Corporation, upon written demand and stating a proper purpose thereof shall have the right to examine, in person or by agent or attorney, records of accounts, minutes and records of shareholders and to make extracts therefrom.

         Section 3. Financial Information. Not later than four (4) months after the close of each fiscal year, the Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

                  Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to each shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

                  The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in Florida, shall be kept for at least five (5) years, and shall be subject to inspection during business hours by any shareholders or holder of voting trust certificates, in person or by agent.

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                                   ARTICLE VI
                                   ----------
                                    DIVIDENDS
                                    ---------

         The Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent, subject to the provisions of the Florida Statutes.

                                   ARTICLE VII
                                   -----------
                                 CORPORATE SEAL
                                 --------------

         The Board of Directors shall provide a corporate seal which shall be in circular form.

                                  ARTICLE VIII
                                  ------------
                                   FISCAL YEAR
                                   -----------

         The fiscal year of the Corporation shall end on such date as shall be determined by the Board of Directors.

                                   ARTICLE IX
                                   ----------
                                   AMENDMENTS
                                   ----------

         These By-laws may be altered, amended, repealed or added to by the vote of the Board of Directors of the Corporation at any regular meeting of the Board, or at a special meeting of directors called for that purpose. These By-laws, and any amendments thereto, and new By-laws added by the Board of Directors, may be amended, altered or replaced by the shareholders at any annual or special meeting of the shareholders.

                                    ARTICLE X
                                    ---------
                                 INDEMNIFICATION
                                 ---------------

         Section 1. Actions in General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was serving at the request of the Corporation as trustee or administrator or in any other fiduciary capacity under any pension, profit sharing, deferred compensation or other plan, or any employee welfare benefit plan of the Corporation. The indemnification shall be against expenses (including attorney's fees), judgment, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct

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was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceedings, he had reasonable cause to believe that his conduct was unlawful.

         Section 2. Action by or in right of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was serving as a trustee or administrator or in any other fiduciary capacity under any person, profit sharing, deferred compensation or other plan, or any employee welfare benefit plan of the Corporation. The indemnification shall be against expenses (including attorneys' fees) reasonably incurred by him in connection with the defense and settlement of the action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless (and only to the extent that) the court in which the action or suit was brought, or a court of equity in the county in which the Corporation has its principal office, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the court shall deem proper.

         Section 3. Determination that Indemnification is Proper. Any indemnification under Sections 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, agent, trustee, administrator or other fiduciary is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 or 2. The determination shall be made (1) by the Board of Directors by a unanimous vote of all of the directors then in office who were not parties to the action, suit or proceeding, or (2) if the disinterested directors so direct, the determination of the propriety of any indemnification under this article shall be made, in a written opinion, by independent legal counsel (i.e., a lawyer who is not a director, officer, employee or agent of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, or is not or was not serving at the request of the Corporation as a trustee or administrator or in any other fiduciary capacity under any pension, profit sharing, deferred compensation or other plan, or any employee welfare benefit plan of the Corporation, and who is not a partner or professional associate of any director, officer, employee or agent of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise), or (3) by the unanimous vote of all disinterested stockholders.

         Section 4. Indemnification Against Expenses Incurred in Successful Defense. Unless otherwise expressly provided for by the Articles of Incorporation of the Corporation, to the extent that a director, officer, employee, agent, trustee, administrator or other fiduciary of the Corporation

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has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue, or matter therein mentioned, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, no determination pursuant to Section 1 shall be required in such instance.

         Section 5. Payment of Expenses in Advance of Final Disposition of Action. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition thereof if authorized in the specific case by a preliminary determination, following the procedures set forth in Section 3, that there is a reasonable basis for a belief that the director, officer, employee, agent, trustee, administrator or other fiduciary met the applicable standard of conduct set forth in Sections 1 or 2, but only upon receipt of an undertaking by or on behalf of the director, officer, employee, agent, trustee, administrator or other fiduciary reasonably assuring that such amount will be repaid unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

         Section 6. Non-Exclusive Right to Indemnity Inures to Benefit of Heirs and Personal Representatives. The foregoing rights of indemnification shall be in addition to all rights to which any such director, officer, employee, agent, trustee, administrator or other fiduciary may be entitled as a matter of law, and shall continue as to a person who has ceased to be such a director, officer, employee, agent, trustee, administrator or other fiduciary and inure to the benefit of the heirs and personal representatives of such person.

         Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was serving at the request of the Corporation as a trustee or administrator or in any other fiduciary capacity under any pension, profit sharing, deferred compensation or other plan, or any employee welfare benefit plan of the Corporation, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against the liability under the provisions of this Article or of the laws of this State.

         Section 8. Gender. Whenever used in this Article X, the masculine gender shall include the feminine and neuter genders.

         Section 9. Certain Persons not to be Indemnified. Notwithstanding the foregoing provisions of this Article X, the Corporation shall not indemnify any bank, trust company, investment adviser, or any actuary against any liability which they may have by reason of their acting as a "fiduciary" of any employee benefit plan (as that term is defined in the Employee Retirement Income Security Act, as amended from time to time) established for the benefit of this Corporation's employees.

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